Conventional Wisdom in an Era of Unconventional Oil & Gas

petroriver OIL

Corporate Profile

Independent E&P company with a strong and diverse portfolio of U.S. and Western European conventional projects that will generate superior returns at $30 oil. Unlike most public E&P's that have unconventional/shale assets, which are geographically concentrated and highly leveraged, Petro River is structured like a Venture/PE Fund with no debt, minimal overhead, and a diverse conventional asset portfolio.

Opportunity

During the period oil traded at near 10-year lows, Petro River took an aggressive contrarian approach compared to other industry E&P companies, acquiring oil and gas assets, all of which are conventional/non-shale projects. Through our relationship with Horizon Energy, we maintain operational control over the entire project portfolio. The following acreage positions (over 700,000 gross acres in total) represent Petro's current opportunity:

Project	Location	Acreage (Gross)	Petro's Direct/Indirect Un-Risked Potential Recoverable Resources
Pearsonia West	Osage County, OK	106,500	6 MM bbls
Grapevine	Kern County, CA	9,000	5 MM bbls
Kern County	Kern County, CA	7,000	10 MM Boe
Dorset	Southern England	28,000	1 MM bbls
Larne Basin	Northern Ireland	130,000	122 MM bbls
Denmark	Denmark	457,000	72 MM bbls

Near-Term Catalysts

- **May 2016** – Drilling an important test well in Larne Basin, Northern Ireland, a highly prospective basin in Western Europe. The target well has Unrisked Recoverable Resources of over 40 MMBoe. The total recoverable resources for the entire basin exceeds 1,000 MMBoe.
- **June 2016** – Potential NASDAQ listing; application to list on NASDAQ Capital Market is currently pending. The potential listing will significantly increase Petro River's corporate profile.
- **July 2016** – Developing a 6 vertical well program based on recently re-processed 3D seismic in Osage County, OK with 50,000 Boe EURs (stacked pay) per well, low Capex, and paybacks projected at less than 18 months at current oil prices.
- **Q4 2016** – Re-drilling of a major discovery well on the Grapevine Project in Kern County, CA.

Corporate Strategy

Our strategy is to maximize shareholder value by:

- Identifying and acquiring conventional assets with F&D costs < $10 bbl.
- De-risking drilling targets through the use of modern 3D Seismic data.
- Minimizing Capex by farming out selected projects on a promoted basis.
- Enhancing asset value through development and exploration.

2016 Development Plan

Fully funded to drill 9 wells. Projected reserves of over 2 MMBoe will be able to be booked by December 2016 by spending less than $1,000,000 in Capex. This capital efficient strategy will create shareholder value by proving the development concept on our low-risk assets and exploration upside.

Company Profile	Pro Forma - April 15, 2016
Industry	Oil and Gas Development
Working Capital	$7.67M
Debt	$0.00M
Market Cap	$46.95M*
Shares Out	15.65M*
Stock Price	$3.00

*pro forma based on additional 11.39 million shares issued upon Horizon I Investments closing expected May 2016

Management:

The company's management team has raised billions in E&P capital, developed large oil fields, and has industry-leading 3D Seismic proprietary knowledge. Petro River's strategic relationship with Horizon Energy enables the company to access the technical and operations and deal-making experience of E&P executives from the largest major oil companies in the world.

Scot Cohen, Chairman
Co-Founder, Iroquois Capital
Stephen Brunner, President
Former CEO, Constellation Energy
Former Executive Vice President, Pogo Producing
Dr. James Rector, Senior Advisor
Professor UC-Berkeley
Senior Consultant, Chevron, BP
Jonathan Rudney, Senior Advisor
CEO, Horizon Energy
Former CEO, Century Exploration

Investors:


11% Scot Cohen
10% Petrol Lake Holdings
7% Fortis Oil and Gas America, LLC
7% Iroquois Capital Opportunity Fund
6% South Ferry
5% Iroquois Master Fund Ltd
54% Public Float


Larne Basin, Northern Ireland

Contact:
+1-469-828-3900
ir@petroriveroil.com
55 Fifth Ave
Suite 1702
New York, NY 10003

Petro River Assets

petroriver OIL

Larne Basin, Northern Ireland
Future Capital Required: $0.1M
Recoverable Resources (Basin): 122 MM bbls
Total Acres: 130,000
2016 Plans: Test Well 5/16, Reprocess seismic
Probability of Success: 25%

Offshore Denmark
Future Capital Required: $0.05M
Recoverable Resources: 72 MM bbls
Total Acres: 457,000
2016 Plans: 3D Seismic

Kern County, CA
Future Capital Required: $0.0M (Farmout)
Recoverable Resources: 5 MMBbls
Total Acres: 9,000
2016 Plan: Redrill Well
Probability of Success: 80%



Kern County, CA
Future Capital Required: $0.7M
Recoverable Resources: 10MMBoe
Total Acres 7,000
2016 Plan: 3D Seismic

Osage County, OK
Risked Capital: $0.0M (Farmout)
Recoverable Resources: 6MM bbls
Total Acres: 106,500
2016 Plan: 3D Seismic, drill 6 wells
Probability of Success: 80%

Dorset, England
Future Capital Required $0.0 M (Farmout)
Unrisked Resources: 1MM bbls
Total Acres: 28,000
2016 Plans: 3D Seismic, dev. well
Probability of Success: 65%

2016 Total Capex: $0.85M
Gross Acres: 737,500
Reserves (Unrisked): 216 MM Boe
2016 Drilling (Risked): 2.8 MM Boe

2016

June 2016
Listing to NASDAQ Exchange

Q3/Q4
6 Development wells drilled in Osage, OK

Q4
Re-drilling initial discovery well in Kern County, CA (Grapevine)

May 2016
Spudding an exploration well in Northern Ireland; opportunity to make a major discovery

Q4
Appraisal well drilled in Kern County, CA

**This presentation could contain forward-looking statements about Petro River Oil Corp. within the meaning of the Securities Act of 1933. Forward looking statements are statements that are not historical fact. Such forward looking statements are based upon the current belief and expectations of Petro River's management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such risks are more fully discussed in the Company's reports on Forms 10k and 10Q filed with the Securities and Exchange Commission. The information set forth herein should be considered in light of such risks. Petro River does not assume any obligation to update the information contained in this conference call.*